EXHIBIT 5

                  [LETTERHEAD OF DUANE, MORRIS & HECKSCHER LLP]



                                  July 31, 2001

The Board of Directors of
NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815

Gentlemen:

       We have acted as counsel to NBT Bancorp Inc., a Delaware corporation ("NBT") in connection with the Agreement and Plan of Merger dated as of June 19, 2001 (the "Plan of Merger") between NBT and CNB Financial Corp., a New York corporation ("CNB"), whereby CNB will be merged with and into NBT, with NBT being the surviving corporation (the "Merger"). NBT will call and hold a special meeting of its stockholders to consider and approve the Plan of Merger. At the effective time of the Merger, the outstanding shares of CNB common stock, par value $1.25 per share ("CNB Common Stock"), will be canceled and immediately converted into the right of holders of CNB Common Stock to receive, in exchange for each share of CNB Common Stock, 1.2 shares of NBT common stock, par value $.01 per share (the "NBT Common Stock") or up to approximately 9.3 million shares (the "Shares") of NBT Common Stock for all of the outstanding shares of CNB Common Stock.

       We are also acting as counsel to NBT in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by NBT with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended, the Shares into which outstanding shares of CNB Common Stock will be converted upon effectiveness of the Merger. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

       In connection with this opinion, we have examined, among other things:

         (1)      an executed copy of the Plan of Merger;

         (2)      a  copy  certified  to  our   satisfaction   of  the  Restated
                  Certificate of Incorporation of NBT as in effect on the date hereof;

         (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of NBT on June 19, 2001, including resolutions approving the Plan of Merger, the registration with the SEC and issuance of the Shares under the Registration Statement; and

         (4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.

       We have assumed for the purpose of this opinion that:


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         (1)      the Plan of  Merger  has been  duly  and  validly  authorized, executed, and delivered by CNB, and such authorization remains fully effective and has not been revised, superseded or rescinded as of the date of this opinion;

         (2) the NBT stockholders at their special meeting will have approved the Plan of Merger in accordance with the terms of the Plan of Merger and in conformance to the requirements of the Delaware General Corporation Law;

         (3) the Merger will be consummated in accordance with the terms of the Plan of Merger; and

         (4) NBT will file with the Secretary of State of Delaware and the Secretary of State of the State of New York on a timely basis its Certificates of Merger.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

         Based upon the foregoing, we are of the opinion that the Shares, when and to the extent issued in accordance with the Plan of Merger as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement.

                                               Sincerely,

                                               /s/ Duane, Morris & Heckscher LLP
                                               Duane, Morris & Heckscher LLP

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